Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-193695, 333-187835, and 333-114543 on Form S-3; Registration Statement Nos. 333-179310, 333-173660, 333-149757, 333-101202, as amended, 333-115976, as amended, 333-159586, as amended, and 333-105773, as amended on Form S-8; Post-Effective Amendment No. 1 to Registration Statement Nos. 333-32413-99, 333-49333-99, 333-38188-99, 333-60260-99 and 333-98271-99 on Form S-8; and Post-Effective Amendment No. 5 to Registration Statement No. 333-11329-99 on Form S-8 of CenterPoint Energy, Inc. of our report dated February 21, 2014, relating to the combined and consolidated financial statements of Enable Midstream Partners, LP (previously named CenterPoint Energy Field Services, LLC) and subsidiaries, (collectively the "Partnership") (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the preparation of the combined and consolidated financial statements of Enable Midstream Partners, LP from the historical accounting records maintained by CenterPoint Energy, Inc. and its subsidiaries), appearing in this annual report on Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 26, 2014